Exhibit 99.1
PRESS RELEASE
Evergreen Solar Announces First Quarter 2007 Results
Quarterly Worldwide String Ribbon Sales Exceed $40 Million
Marlboro, Massachusetts, April 17, 2007 – Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, today announced financial results for the quarter ended March 31, 2007.
First Quarter 2007 Highlights:
•	Evergreen Solar’s Marlboro-based product sales were $12.6 million compared to $11.6 million in the first quarter of 2006. Total worldwide sales of String Ribbon product were $40.2 million in the first quarter, including $27.6 million of sales from EverQ, Evergreen Solar’s joint venture with Q-Cells A.G. and Renewable Energy Corporation ASA. Evergreen Solar provides worldwide sales of product manufactured with its String Ribbon technology as the Company believes it is a useful indication of the full market penetration and growth of its technology.
•	Gross margin was $2.8 million, or 20.0%, including income of $1.5 million related to the marketing and sale of EverQ modules by Evergreen Solar and royalty payments for Evergreen Solar’s technology contribution to EverQ. In the first quarter of 2006, gross margin was a negative $1.5 million or 12.5%.
•	Net loss was $6.2 million, or $0.09 per share, for the first quarter of 2007, compared to $8.1 million, or $0.13 per share, in the first quarter of 2006.
“We continue to expand the market penetration of our proprietary string ribbon technology with worldwide sales in excess of $40 million in the quarter,” said Richard M. Feldt, Chairman, President and Chief Executive Officer of Evergreen Solar. “At the end of the quarter, we finalized a $300 million dollar contract extension with one of our major customers, bringing total long-term contracts and backlog to more than $1 billion.”
“The EverQ-2 factory is on track for beginning production in the second quarter,” said Feldt. “In addition, we continue to make substantial progress with our developmental Quad Ribbon furnace. During the quarter, yield on our Quad test furnaces consistently equaled our dual ribbon production standard. With advanced software and laser cut on the fly techniques, we see substantial opportunity to significantly increase yield, and hope to make Quad the manufacturing standard for new factory locations opening in 2008 and beyond.”

Guidance for Second Quarter 2007
Product revenue from Evergreen Solar’s Marlboro facility for the second quarter of 2007 is expected to be approximately $12.5 million to $13.5 million, compared to the $12.6 million in the first quarter of 2007. Other revenue is expected to be approximately $1.5 million to $1.75 million, consisting of fees from EverQ for the marketing and sale of EverQ modules by Evergreen Solar and royalty payments for Evergreen Solar’s technology contribution to EverQ.
Gross margin is expected to be in the range of 22.0% to 24.0%. Operating expenses are expected to be in the range of $10.25 million to $10.75 million, including research and development costs of $5.25 million to $5.5 million and factory start-up costs of approximately $500,000 relating to Evergreen Solar’s announced expansion initiative.
Operating loss is expected to be in the range of $7.0 million to $7.25 million, and net loss is expected to be in the range of $8.0 million to $8.25 million, or $0.10 per share, including approximately $1.25 million for Evergreen Solar’s share of EverQ’s expected quarterly loss as it continues to incur start-up costs associated with the EverQ-2 factory. The Company anticipates that the EverQ-2 factory will commence product shipments during the second quarter of 2007 and reach full manufacturing capacity by the end of 2007.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets solar power products using proprietary, low-cost manufacturing technologies. The Company’s patented crystalline silicon technology, known as String Ribbon, uses significantly less silicon than conventional approaches. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com. Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.
Conference Call Information
Evergreen Solar’s management will conduct a conference call at 5:00 p.m. (ET) today to review the Company’s first-quarter financial results. The conference call will be webcast live over the Internet. The webcast can be accessed by logging on to the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event. The call also can be accessed by dialing (800) 819-9193 or (913) 981-4911 prior to the start of the call. For those unable to join the live conference call, a replay will be available from 8:00 p.m. (ET) on April 17 through midnight (ET) on April 23. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 6088974. The webcast also will be archived on the Company’s website.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to: the Company’s guidance for the second quarter of 2007, including the Company’s expectations regarding future revenue growth, earnings and gross margin performance; the Company’s Quad technology platform and its yield potential and incorporation in future factories; the Company’s expectations regarding its ability to manufacture and sell the products required under long term contracts and the Company’s expectations regarding the market penetration and growth of its technologies. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance; the market for solar power products is emerging and rapidly developing and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the risk that the Company may fail to bring to market new products under development or that any such products may not achieve commercial acceptance; the risk that technological changes in the solar industry could render its solar products uncompetitive or obsolete; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the business of the Company’s strategic partners, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products. In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission – including the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2007 (copies of which may be obtained at the SEC’s website at: http://www.sec.gov) – could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
Contact:
Michael El-Hillow
Chief Financial Officer
Evergreen Solar, Inc.
508-357-2221 x7708
investors@evergreensolar.com

Evergreen Solar, Inc. (Nasdaq:
ESLR) Condensed Consolidated Balance Sheets
(in thousands, except share data)

	December 31,	March 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$6,828	$30,584
Marketable securities	42,593	24,641
Accounts receivable, net of allowances for doubtful accounts of $150 and $160 at December 31, 2006 and March 31, 2007, respectively	25,278	11,753
Inventory	4,767	5,467
Interest receivable	675	445
Other current assets	1,853	2,035

Total current assets	81,994	74,925

Investment in and advances to EverQ	70,460	70,289
Deposits	1,433	2,194
Restricted cash	414	414
Deferred financing costs	2,434	2,324
Fixed assets, net	50,516	51,772

Total assets	$207,251	$201,918

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,465	$16,646
Other accrued expenses	2,443	2,471
Accrued employee compensation	2,791	2,293
Accrued debt interest	—	984
Accrued warranty	705	705

Total current liabilities	24,404	23,099

Subordinated convertible notes	90,000	90,000

Total liabilities	114,404	113,099
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 68,066,204 and 69,552,893 issued and outstanding at December 31, 2006 and March 31, 2007, respectively	681	696
Additional paid-in capital	211,053	212,996
Accumulated deficit	(119,678)	(125,897)
Accumulated other comprehensive income	791	1,024

Total stockholders’ equity	92,847	88,819

Total liabilities and stockholders’ equity	$207,251	$201,918

Evergreen Solar, Inc. (Nasdaq: ESLR)
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Quarter Ended
	April 1,	March 31,
	2006	2007
Revenues	$11,566	$14,098
Cost of revenue	13,016	11,269

Gross profit (loss)	(1,450)	2,829
Operating expenses:
Research and development	4,193	5,224
Selling, general and administrative	4,399	4,740

Total operating expenses	8,592	9,964

Operating loss	(10,042)	(7,135)

Other income (expense):
Foreign exchange gains, net	540	599
Interest income	1,339	1,250
Interest expense	(1,461)	(909)

Other income, net	418	940

Loss before minority interest and equity income	(9,624)	(6,195)
Minority interest in EverQ	1,484	—
Equity income from interest in EverQ	—	(24)

Net loss attributable to common stockholders	$(8,140)	$(6,219)

Net loss attributable to common stockholders (basic and diluted)	$(0.13)	$(0.09)

Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	63,771	67,001
# # #